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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36671) pertaining to the 1996 Amended and Restated Employee Stock Option Plan and the 1996 Employee Stock Purchase Plan of Matrix Bancorp, Inc. of our report dated March 20, 2000, with respect to the consolidated financial statements of Matrix Bancorp, Inc. incorporated by reference in the Annual Report Form 10-K for the year ended December 31, 1999.

/s/ Ernst & Young LLP
Phoenix, Arizona
March 30, 2000